    As filed with the Securities and Exchange Commission on August 31, 2000
                                                 Registration No. 333-______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  GTSI CORP.
            (Exact name of registrant as specified in its charter)

          Delaware                                       54-1248422
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                           3901 Stonecroft Boulevard
                        Chantilly, Virginia 20151-1010
                                (703) 631-3333
         (Address of Principal Executive Offices, Including Zip Code)

                     GOVERNMENT TECHNOLOGY SERVICES, INC.
                       1991 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                                  Dendy Young
                     Chairman and Chief Executive Officer
                                  GTSI Corp.
                           3901 Stonecroft Boulevard
                        Chantilly, Virginia 20151-1010
                    (Name and Address of Agent for Service)

                                (703) 631-3333
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copy to:
                              Carter Strong, Esq.
                    Arent Fox Kintner Plotkin & Kahn, PLLC
                         1050 Connecticut Avenue, N.W.
                           Washington, DC 20036-5339
                                _______________

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                            Proposed Maximum       Estimated Maximum
Title of Securities                   Amount to be         Offering Price Per      Aggregate Offering         Amount of
to be Registered                       Registered              Share (1)                 Price             Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.005 par value        500,000 shares              $3.315               $1,657,500(1)             $437.58
===========================================================================================================================

(1) Pursuant to Rule 457(h)(1), based on the average of the high and low prices reported in the Nasdaq National Market within five business days prior to the date of filing.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1999.

     (2) The Registrant's quarterly report on Form 10-Q for the period ended June 30, 2000.

     (3) The Registrant's quarterly report on Form 10-Q for the period ended March 31, 2000.

     (4) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1999.

     (5)  The Registrant's Form 8-A Registration Statement filed pursuant to
Section 12 of the Exchange Act, containing a description of the Registrant's common stock ("Shares"), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel

          Not Applicable.

Item 6.   Indemnification of Directors and Officers

     Sections 145(a) and 145(b) of the Delaware General Corporation Law permit a corporation to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement or actually and reasonably incurred by such person in connection with any threatened, pending or completed non-derivative action and against expenses (including attorneys' fees) actually and reasonably incurred in connection with any threatened, pending or completed derivative action if such person was or is a party or was threatened to be made a party to such action by reason of the fact that such person is or was a director, officer, employee or agent of the corporation. Any indemnification shall be made if a determination in each instance is made either by a majority vote of the Board of Directors (other than directors who are parties to such action), by the stockholders, or by independent legal counsel, that such indemnification is proper because the director, officer, employee or agent acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe that his or her conduct was unlawful. However, no indemnification may be made with respect to a derivative action if such person is adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a person has been successful in defense of any action, suit or proceeding, Section 145(c) provides that such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith. A corporation may also advance expenses incurred in defending proceedings against an officer or a director upon receipt of an undertaking by or on behalf of such officer or director to repay such expenses to the corporation if it is ultimately determined that such officer or director is not entitled to be indemnified for such expenses. The indemnification and advancement of expenses provided under the Delaware General Corporation Law are not exclusive of any other rights to indemnification or advancement of expenses a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Under the terms of Article Eleven of the Registrant's Certificate of Incorporation, as amended, and Article XII of the Registrant's Bylaws, as amended, the Registrant shall indemnify any person who is or was a director, officer, employee or agent of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) in the manner and to the fullest extent permitted under Section 145 of the Delaware General Corporation Law against expenses, liabilities, and other matters covered by or referred to in such Section 145.

     As permitted by paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, Article XII of the Registrant's Certificate of Incorporation, as amended, provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director except for liability (a) for breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law (relating to unlawful declarations or payments of dividends or unlawful stock purchases or redemptions); or (d) for any transaction from which the director derived an improper personal benefit.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          See Exhibit Index.

Item 9.   Undertakings

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this Registration Statement;

               (iii) Include any additional or changed material information on the plan of distribution;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
--------  -------
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or

Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) For determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

     (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, Commonwealth of Virginia.

                              GTSI CORP.


Dated:  August 31, 2000            By: /s/ Dendy Young
                                      ------------------------------------------
                                      Dendy Young
                                      Chairman and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dendy Young his or her attorney-in-fact and agent, with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                    Title                              Date
----------                    -----                              ----

/s/ Dendy Young               Chairman and Chief                 August 31, 2000
--------------------------    Executive Officer (Principal
Dendy Young                   Executive Officer) and a
                              Director

/s/ Robert D. Russell         Senior Vice President and          August 31, 2000
--------------------------    Chief Financial Officer
Robert D. Russell             (Principal Financial and
                              Accounting Officer)

/s/ Tania Amochaev            Director                           August 31, 2000
--------------------------
Tania Amochaev


/s/ Gerald W. Ebker           Director                           August 31, 2000
--------------------------
Gerald W. Ebker


/s/ Lee Johnson               Director                           August 31, 2000
--------------------------
Lee Johnson


/s/ Steven Kelman             Director                           August 31, 2000
--------------------------
Steven Kelman


/s/ James J. Leto             Director                           August 31, 2000
--------------------------
James J. Leto


/s/ Lawrence J. Schoenberg    Chairman Emeritus                  August 31, 2000
--------------------------
Lawrence J. Schoenberg


/s/ John M. Toups             Director                           August 31, 2000
--------------------------
John M. Toups

                                 EXHIBIT INDEX
                                 -------------


Exhibit
-------

4. The Government Technology Services, Inc. 1991 Employee Stock Purchase Plan, as amended (filed as Exhibit 10.47 to the Company's Form 10-Q for the period ending June 30, 2000)

5. Opinion of Arent Fox Kintner Plotkin & Kahn, PLLC concerning validity of securities registered

23.  Consents of experts and counsel

     (a)  Consent of Arthur Andersen LLP, Certified Public Accountants

     (b) Consent of Arent Fox Kintner Plotkin & Kahn, PLLC (counsel): included in Exhibit 5

24.  Power of Attorney: included on signature page